Exhibit 99.1

Senmiao Technology Announces Closing of $5 Million Private Placement

CHENGDU, China, November 11, 2021 -- Senmiao Technology Limited (“Senmiao”) (Nasdaq: AIHS), a financing and servicing company focused on the online ride-hailing industry in China as well as an operator of its own online ride-hailing platform, today announced that it has closed the previously announced private placement of a total of $5 million with certain institutional investors of its Series A Convertible Preferred Stock, which can be initially converted into shares of the Company’s common stock at a conversion price of $0.68 per share, subject to adjustment. In addition, the Company issued certain warrants to the investors in this private placement to purchase up to 7,352,942 shares of common stock. The warrants have a term of five years and are exercisable at any time after six months and one day of the date of issuance at an exercise price of $0.82 per share.

The Company intends to use the net proceeds from the private placement to further accelerate the Company's business plan and fund any additional working capital needs.

FT Global Capital, Inc. acted as the exclusive placement agent for the private placement.

The common stock underlying the Series A Convertible Preferred Stock (the “Conversion Shares”) and the common stock underlying the warrants (the “Warrant Shares”) described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement (the “RRA”) with the investors in connection with this offering, the Company has agreed to file with the SEC an initial registration statement to register the resale of the Conversion Shares and Warrant Shares no later than the 20th calendar day after the closing of the private placement. In addition, the Company shall use its best efforts to have such initial registration statement declared effective by the SEC as soon as practicable, which shall not be later than the 60th calendar day (or, if a full review by the SEC, the 110th calendar day) after the closing of the private placement, or 2nd business day after the date the Company is notified by the SEC that such registration statement will not be reviewed.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

For further details of this transaction, please see the Current Reports on Form 8-K filed with the SEC on November 8, 2021 and November 11, 2021.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchase and financing, management, operating lease, guarantee and other automobile transaction services as well as operates its own ride-hailing platform aimed principally at the growing ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. Senmiao routinely provides important updates on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:

The Equity Group Inc.	In China
Adam Prior, Senior Vice President	Lucy Ma, Associate
(212) 836-9606	+86 10 5661 7012
aprior@equityny.com	lma@equityny.com

© 2021 Senmiao Technology Ltd. All rights reserved.